UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2009

SELECT COMFORT CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442

(Address of principal executive offices) (Zip Code)

(763) 551-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Waiver under Credit Agreement

Effective as of November 10, 2009, Select Comfort Corporation (the “Company”) entered into a Waiver under the existing Credit Agreement dated as of June 9, 2006, as previously amended, including most recently as of September 22, 2009 (the “Credit Agreement”).  The parties to the Waiver and the Credit Agreement are Select Comfort Corporation, JPMorgan Chase Bank, National Association, as Administrative Agent and as Collateral Agent, Bank of America, N.A., as Syndication Agent, and JPMorgan Chase Bank, National Association, Bank of America, N.A., Citicorp USA, Inc., Wells Fargo Bank, National Association and Branch Banking and Trust Co., as Lenders.

Pursuant to the Waiver, the Administrative Agent and the Lenders waived compliance, through the earlier of (a) 5:00 p.m. Chicago time on November 17, 2009 or (b) such date on which the Company’s capital expenditures for fiscal year 2009 exceed $4 million in the aggregate (with the earlier of such dates being referred to as a “Waiver Termination Event”), with (i) the Minimum Interest Coverage Ratio covenant for the fiscal period ending on or about December 31, 2008 and other applicable fiscal periods ending on or prior to a Waiver Termination Event, (ii) the Maximum Leverage Ratio covenant for the fiscal period ended on or about March 31, 2009 and other applicable fiscal periods ending on or prior to a Waiver Termination Event, (iii) the EBITDA covenant for the fiscal period ending on or about December 31, 2008 and other applicable fiscal periods ending on or prior to a Waiver Termination Event, and (iv) the requirement under Section 5.01(a) of the Credit Agreement that the Company deliver its audit for fiscal year 2008 without a “going concern” qualification or exception.

Pursuant to Amendment No. 13 to the Credit Agreement entered into as of September 22, 2009, the Lenders maintained their aggregate commitment at $80 million, but increased the minimum availability amount to $30 million, resulting in the net availability amount of $50 million.

The aforementioned description of the Waiver under the Credit Agreement is qualified in its entirety by reference to the complete terms of the Waiver, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Credit Agreement

On November 13, 2009, the Company entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with the Administrative Agent and the Lenders.  The Amended and Restated Credit Agreement amends and restates the Credit Agreement.  Under the terms of the Amended and Restated Credit Agreement, all of the loans and letters of credit outstanding under the previous credit facility will continue under the new revolving credit facility.  The initial aggregate commitment amount under the new revolving credit facility is $55 million, which includes up to $10 million available for issuances of letters of credit.

Unless previously reduced to such amount or any lesser amount, either at the election of the Company or in connection with any mandatory prepayments, the aggregate commitments of the Lenders will automatically be reduced on the dates and to the corresponding amounts as set forth in the table below:

Date of Reduction	New Amount of Aggregate Commitments
December 31, 2009	$50,000,000

January 31, 2010	$40,000,000

March 31, 2010	$35,000,000

December 31, 2010	$20,000,000

The Amended and Restated Credit Agreement also requires the Company to make prepayments equal to certain percentages of funds received (and in some cases only above certain thresholds of funds received) from asset dispositions, equity and debt issuances, insurance and condemnation proceeds, the incurrence of additional subordinated indebtedness, tax refunds, and other extraordinary receipts.  Exempt from the prepayment requirements are funds received from the closing of the Securities Purchase Agreement (as defined below) and funds received from the sale of equity securities, in an aggregate amount not to exceed $2,500,000 in any fiscal year, pursuant to the exercise of employee stock options or under any employee stock purchase plan.  Funds required to be prepaid will result in a corresponding permanent reduction of the Lenders’ aggregate commitment amount, except that the proceeds of the first $15 million of certain securities issued prior to March 31, 2010, and proceeds of an additional $5 million of such securities issuances after the effective date of the new credit facility will not reduce the aggregate commitments below the levels otherwise applicable.

The maturity date of the credit facility under the Amended and Restated Credit Agreement is June 30, 2011.

The Company paid a closing fee of $825,000 on the effective date of the new facility and will be required to pay the Lenders a facility fee equal to 1.00% per annum on the daily amount of the commitments of the Lenders, whether used or unused, payable in arrears quarterly on the last day of March, June, September and December of each calendar year, as well as on the date on which the commitments terminate.  The Company will also pay the Lenders a quarterly commitment fee on the amount of the commitments of the Lenders, whether used or unused, at the rate set forth below for each quarterly payment:

Quarterly Fee Payment Date	Rate
12/31/09	0.50%
3/31/10	0.75%
6/30/10	1.00%
9/30/10	1.25%
12/31/10	1.50%
3/31/11	1.75%
6/30/11 and (if unpaid at maturity) the last day of each calendar quarter thereafter	2.00%

In addition, if any Lenders have issued letters of credit on behalf of the Company, the Company will be required to pay each participating Lender a participation fee equal to the Applicable Rate (as defined in the Amended and Restated Credit Agreement) used to determine the interest rate applicable to Eurodollar Loans to be assessed on the average daily amount of each Lender’s letter of credit exposure, and to JPMorgan Chase Bank, National Association, a fronting fee in an amount to be separately agreed upon with the Company as well as its other standards fees with respect to the issuance, amendment, renewal, or extension of any Letter of Credit.

The borrowings under the new revolving credit facility will, at the Company’s request, be classified as either Eurodollar Loans or ABR Loans (both as defined in the Amended and Restated Credit Agreement).  The rate of interest payable by the Company to the Lenders in respect of loans outstanding under the revolving credit facility is (i) with respect to Eurodollar Loans, the Adjusted LIBO Rate for the interest period then in effect plus the Applicable Rate (as set forth in the table below), and (ii) with respect to ABR Loans, the Alternate Base Rate (as defined in the Amended and Restated Credit Agreement) then in effect plus the Applicable Rate (as set forth in the table below):

	Applicable Rate
Period	ABR	LIBOR
Effective Date – 6/29/10	4.50%	5.50%
6/30/10 – 12/30/10	6.50%	7.50%
12/31/10 and thereafter	8.50%	9.50%

The Company may select 1, 2, or 3 month LIBO Rate periods.

The Amended and Restated Credit Agreement requires the Company to comply with maximum leverage and minimum interest coverage ratios, minimum EBITDA requirements and maximum capital expenditure limits.  The Company must also comply with a cash usage requirement restricting the Company and its subsidiaries from maintaining cash and cash equivalents in an amount greater than $5,000,000.  Events of default under the Credit Agreement include, among other things, payment defaults, breaches of representations, warranties or covenants, defaults under material indebtedness, certain events of bankruptcy or insolvency, certain judgment defaults, certain defaults relating to employee benefit plans, a change in control of the Company, or failure to consummate the issuance of common stock or other equity securities reasonably acceptable to the Administrative Agent and the Required Lenders (as defined in the Amended and Restated Credit Agreement) including the proceeds of the common stock issuance under the Securities Purchase Agreement described below, yielding gross proceeds of $25 million and net proceeds of $22 million.  The events of default would permit the Lenders to terminate commitments and accelerate the maturity of borrowings under the credit facility if not cured within applicable grace periods.

The Lenders agreed to waive all identified past and present events of default under the previous credit facility.  The new revolving credit facility under the Amended and Restated Credit Agreement is secured by a first priority perfected security interest in the Company’s assets and those of its domestic subsidiaries, consistent with the terms of the previous credit facility.

The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the complete terms of the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Closing of Securities Purchase Agreement

As a condition to the effectiveness of the Amended and Restated Credit Agreement, on November 13, 2009, the Company consummated the transactions contemplated by the Securities Purchase Agreement dated October 2, 2009 (the “Securities Purchase Agreement”) with Sterling SC Investor, LLC, a Delaware limited liability company (“Sterling”) and an affiliate of Sterling Capital Partners III, L.P., including the issuance and sale to Sterling of 2,500,000 shares of the Company’s common stock at a purchase price of $4.00 per share together with 2,000,000 warrants to purchase shares of the Company’s common stock.  The warrants have an exercise price of $0.01 per share of common stock and have a term of five years.

In connection with the transaction Sterling has certain preemptive rights with respect to future issuances of capital stock by the Company through June 30, 2010.  In addition, Sterling agreed to certain standstill provisions that, among other things, prohibit Sterling from acquiring more than twenty percent (20%) of the Company’s common stock.

The foregoing description of the Securities Purchase Agreement in this report is qualified in its entirety by reference to the complete terms of the Securities Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed on October 5, 2009.

The Company also entered into a registration rights agreement with Sterling pursuant to which the Company will be required to file with the Securities and Exchange Commission a registration statement for the resale of the shares of common stock being sold under the Securities Purchase Agreement no later than the fifth business day following the closing of the Securities Purchase Agreement.  The Company and Sterling have each granted the other customary indemnification rights with respect to certain matters relating to the registration statement.

The foregoing summary of the registration rights agreement is qualified in its entirety by reference to the complete terms of the registration rights agreement, a copy of which is included as Exhibit 10.4 to the Current Report on Form 8-K filed on October 5, 2009.

On November 16, 2009, the Company issued a press release announcing the execution of the Amended and Restated Credit Agreement and the closing of the Securities Purchase Agreement.  The press release is attached hereto as Exhibit 99.1.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by this Item 2.03 is set forth under the heading “Amended and Restated Credit Agreement” in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

The information required by this Item 3.02 with respect to the consummation of the transactions contemplated by the Securities Purchase Agreement was previously disclosed in Item 1.01 of the Current Report on Form 8-K filed on October 5, 2009.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Waiver under Credit Agreement, dated as of November 10, 2009

10.2

Amended and Restated Credit Agreement, dated November 13, 2009, by and among Select Comfort Corporation and the Lenders party thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, and Bank of America, N.A., as Syndication Agent

99.1	Press Release, dated November 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: November 16, 2009	By:	/s/ Mark S. Kimball
	Name:	Mark S. Kimball
	Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Waiver under Credit Agreement, dated as of November 10, 2009

10.2

Amended and Restated Credit Agreement, dated November 13, 2009, by and among Select Comfort Corporation and the Lenders party thereto, JPMorgan Chase Bank, National Association, as Administrative Agent, and Bank of America, N.A., as Syndication Agent

99.1	Press Release, dated November 16, 2009